SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 27, 2004

Merrill Lynch & Co., Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7182	13-2740599

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 World Financial Center, New York, New York		10080

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:		(212) 449-1000

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURE

Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

         The following changes will be effective on November 8, 2004:

         John J. Fosina will serve as Chief Administrative Officer of Merrill Lynch Investment Managers. He presently serves as Controller and Principal Accounting Officer of Merrill Lynch & Co., Inc. (“ML & Co.”) and has held this position since 2001.

         Laurence A. Tosi, 36, will serve as Finance Director reporting directly to Ahmass Fakahany, ML & Co.’s Chief Financial Officer, and succeeds Mr. Fosina as Principal Accounting Officer. Mr. Tosi presently serves as Chief Financial Officer of ML & Co.’s global business segments, a position he has held since 2002. Prior to joining the CFO organization, Mr. Tosi served as a director and a managing director in Global Markets and Investment Banking from 1999 to 2001.

         Kathleen Skero, 52, will succeed Mr. Fosina as Controller of ML & Co. reporting to Mr. Tosi. Ms. Skero presently serves as a first vice president in the Corporate Reporting & Accounting group. Ms. Skero joined ML & Co. in 1980 and held a variety of positions in finance, regulatory and compliance functions before being appointed a first vice president in February 2001.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH & CO., INC.

(Registrant)

	By:	/s/ Judith A. Witterschein

Judith A. Witterschein
Corporate Secretary

Date: November 1, 2004

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